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Exhibit 99.2

November 20, 2002

Via Facsimile and Courier Service

Pharmacia & Upjohn Company
95 Corporate Drive
Bridgewater, New Jersey
Attention: General Counsel
Fax (908) 306-4416

John McBride
Global Head, Oncology Licensing
Pharmacia Corporation
100 Route 206 North
Peapack, New Jersey 07977
Fax (908) 901-1853

Dear Sirs:

        Pursuant to Sections 15.1, 15.2 and 19.8 of the February 19, 1999 License Agreement ("Agreement"), between Pharmacia & Upjohn Company ("PNU") and NeoPharm, Inc. ("NeoPharm), NeoPharm hereby gives PNU notice that PNU is in material breach of the Agreement. Capitalized terms used herein have the meaning assigned to them in the Agreement.

        As set forth in detail in NeoPharm's Amended Statement of Claim, a copy of which is attached hereto as Exhibit A, PNU has materially breached the Agreement as follows:

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  PNU has failed to deliver to NeoPharm, pursuant to Section 8.3 of the Agreement, reports "providing NeoPharm with sufficient information so as to allow NeoPharm to be adequately informed as to the strategic development" of the LED and LEP products;

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  PNU has failed to promptly notify NeoPharm, pursuant to Sections 8.3 and 13.1(b) of the Agreement, of information that would (and did) impact the development and marketing of LED and LEP products; and

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  PNU has failed to use "Reasonable Efforts," pursuant to Section 13.3 of the Agreement, to test, develop, market and sell LED and LEP products.

        In addition, as set forth in David Steuer's October 4, 2002 letter to Steven Scheve, a copy of which is attached hereto as Exhibit B, PNU has further materially breached the Agreement by failing to reimburse NeoPharm, pursuant to Section 8.2 of the Agreement, for all reasonable out-of-pocket development costs incurred by NeoPharm in connection with PNU's request that NeoPharm develop LEP-ETU; failing to proceed with development of LEP-ETU in clinical studies in violation of Section 13.3 of the Agreement; and failing to proceed with development of LED in the ETU platform, also in violation of Section 13.3 of the Agreement.

        Inasmuch as NeoPharm's Amended Statement of Claim provided notice to PNU of material breaches of the Agreement by PNU and gave reasonable particulars in accordance with the Agreement, and, inasmuch as PNU has failed to cure such breaches within 60 days of notice, NeoPharm believes that the Agreement has terminated according to its terms. However, NeoPharm hereby gives PNU an additional 60 days from the date this notice is deemed given within which to cure the breaches of the Agreement that are the subject of this letter.

        In the event, PNU fails to cure the breaches identified herein within 60 days, the Agreement will be terminated and PNU:

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  shall transfer back to NeoPharm all rights to the NeoPharm Patents and NeoPharm Know-How granted to PNU under the Agreement, pursuant to Section 15.2 of the Agreement,

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  shall pay NeoPharm all sums due pursuant to Section 16.1 (a) of the Agreement;

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  shall cooperate with NeoPharm and/or its Affiliates to transfer back to NeoPharm all title and interest in and to the NeoPharm Patents and NeoPharm Know-How and any Improvements developed by PNU or its Affiliates to use solely with the Products, pursuant to Section 16.3 of the Agreement; and

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  shall grant to NeoPharm a non-exclusive license to any and all Improvements, enhancements, Confidential Information, Other Information, NDAs, or the substantially equivalent approvals in the respective countries owned or controlled by PNU which relate to the Compounds, pursuant to Sections 14.1 and 15.2 of the Agreement.

        In addition be advised that, pursuant to Section 15.2 of the Agreement, PNU's rights included in the relevant licenses granted by NeoPharm to PNU under the Agreement shall terminate and immediately and automatically revert to NeoPharm and that PNU will be required to transfer to NeoPharm all related documents, materials and records in its possession without retaining any copies thereof.

        Finally, please be further advised that pursuant to Section 16.2 of the Agreement, NeoPharm expressly retains and reserves all rights accrued under the Agreement that have arisen during the Agreement Term.

Very truly yours,
James Hussey President and Chief Executive Officer NeoPharm, Inc.

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  Exhibit 99.2